Exhibit 10.1
EXECUTION VERSION
250,000 Shares
NRG Energy, Inc.
3.625% Perpetual Convertible Preferred Stock,
par value $0.01 per share
STOCK PURCHASE AGREEMENT
     WHEREAS, NRG Energy, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to Credit Suisse First Boston Capital LLC, as the purchaser (the “Purchaser”), 250,000 shares of its 3.625% Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Shares”); and
     WHEREAS, the Shares will have the terms and provisions contained in the Certificate of Designations to be filed with the Delaware Secretary of State as of the date hereof (the “Certificate of Designations”); and
     WHEREAS, the Shares will be convertible into cash and shares of NRG’s par value $.01 Common Stock (the “Common Stock”) in accordance with the Certificate of Designations; and
     WHEREAS, the Shares will be offered and sold to the Purchaser without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act;
     NOW, THEREFORE, this Stock Purchase Agreement (this “Agreement”), dated as of August 10, 2005, is entered into to confirm the agreement concerning the purchase of the Shares by the Purchaser from the Company.
     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees, as of the date hereof and as of the Closing Date (as defined below), as follows:
          (a) The Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
          (b) When the Shares are issued and delivered pursuant to this Agreement, such Shares will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (c) Neither the Company nor any of its subsidiaries is, nor after giving effect to the sale of the Shares and upon application of the proceeds thereof will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (d) The purchase of the Shares pursuant hereto is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the sale of the Shares.
          (e) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.
          (f) The Company has the capitalization as set forth in the Exchange Act Reports, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, except as disclosed in the Exchange Act Reports, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except (i) for directors’ qualifying shares or foreign national qualifying capital stock, and (ii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as set forth in the Exchange Act Reports and existing on the date hereof) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
          (g) The Company has all requisite corporate power and authority to issue and sell the Shares. The Shares have been duly authorized by the Company and, when issued and upon delivery to the Purchaser against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar rights.
          (h) The Company has all requisite corporate power and authority to enter into this Agreement and the Credit Agreement Amendment (as defined below). This Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          (i) The issue and sale of the Shares, the compliance by the Company with all of the provisions of the Certificate of Designations, the First Amendment, dated as of August 5, 2005 (the “Credit Agreement Amendment”), to the Credit Agreement, dated as of December 23, 2003, as amended and restated as of December 24, 2004, by and among the Company, NRG Power Marketing, Inc., and the lenders party thereto (as further amended by the Credit Agreement Amendment, the “Credit Agreement”), and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or applicable organizational documents of the Company or any of its subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Shares, the consummation by the Company of the transactions contemplated by this Agreement, the Certificate of Designations or the Credit Agreement Amendment, except (x) in the cases of clauses (i) and (iii) only, for such defaults, violations and failures as would not reasonably be expected to have, either individually or in the aggregate, a material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); (y) such consent, approvals, authorizations, orders, filings, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (z) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Purchaser.
          (j) Except as disclosed in the Exchange Act Reports, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company (other than the registration rights agreements relating to the Company’s 8% Second Priority Senior Secured Notes due 2013 (the “Secured Notes”) and the Company’s outstanding 4.0% Perpetual Convertible Preferred Stock) owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.
          (k) During the six-month period preceding the date of this Agreement, none of the Company or any other person acting on behalf of the Company has offered or sold to any person any Shares, or any securities of the same or a similar class as the Shares, other than Shares sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Shares or any substantially similar security issued by the Company, within six months subsequent to the Closing Date, is made under restrictions and other circumstances reasonably designed not to affect the status of the sale of the Shares to the Purchaser contemplated by this Agreement as a transaction exempt from the registration provisions of the Act; including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.
          (l) Except as disclosed in the Exchange Act Reports, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Exchange Act Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the stockholders’ equity or long-term debt of the Company or any of its subsidiaries or Material Adverse Effect.
          (m) The financial statements (including the related notes and supporting schedules) included in the Exchange Act Reports present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (n) Each of KPMG LLP and PricewaterhouseCoopers LLP, each of whom has certified certain financial statements of the Company and whose report appears in the Exchange Act Reports, was an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained in the Exchange Act Reports.
          (o) Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.
          (p) Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          (q) Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries (i) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except with respect to clause (ii) as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          (r) Except as disclosed in the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (s) No relationship, direct or indirect, that would be required to be described in a Company’s registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company on the one hand, and the (i) directors or officers, (ii) nominees for directors, (iii) stockholders owning of record or beneficially owning more than 5% of any class of the Company’s voting securities, or (iv) any immediate family member of any of the foregoing, of the Company, on the other hand, that has not been described in the Exchange Act Reports.
          (t) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

          (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (v) Except as disclosed in the Exchange Act Reports, the Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (except where any payment is being contested in good faith), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) or could reasonably be expected to have a Material Adverse Effect.
          (w) Except as disclosed in the Exchange Act Reports, since December 31, 2004 through the date hereof, the Company has not (i) issued or granted any securities (other than the Secured Notes and registered notes offered in exchange therefor)), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
          (x) Except as disclosed in the Exchange Act Reports, the Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
          (y) Except as disclosed in the Exchange Act Reports, neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or applicable organizational documents, (ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.
          (z) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (aa) Except as disclosed in the Exchange Act Reports and except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and any of its subsidiaries (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (3) are not party to, or otherwise bound by, any written contract under which the Company or any of its subsidiaries is obligated by any representation, warranty, indemnification, covenant or restriction to undertake any material liability under Environmental Law or related to the remediation of any Hazardous Substances (as defined below); (4) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company or any of its subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; and (6) do not have any knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, would reasonably be expected to form the basis of any such claim or legal proceeding against the Company or its subsidiaries or to require any material capital expenditures to maintain the Company’s or the subsidiaries’ compliance with Environmental Law or with their Environmental Permits. As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, enforceable requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor; (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land; (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances; or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, petroleum, petroleum products and their breakdown constituents, or any other hazardous or toxic chemical substance regulated under Environmental Laws or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature.
          (bb) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
          (cc) Prior to the date hereof, neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than the Purchaser, as to whom the Company makes no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale of the Shares.
          (dd) Neither the Company nor any “affiliate” of the Company is, or after giving effect to the issuance and sale of the Shares, will become, subject to regulation as (i) a “holding company,” (ii) a

“subsidiary company” of a “holding company” or (iii) a “public-utility company,” in each case as such terms are defined in the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder, as amended from time to time (“PUHCA”). As of the date hereof, none of the Company or any of the affiliates of the Company shall be a “subsidiary company” of a “holding company,” in each case as such terms are defined in PUHCA.
          (ee) Except as described herein, none of the Company or any of the Company’s subsidiaries is subject to regulation as a “public utility” as such term is defined in the Federal Power Act and the rules and regulations promulgated thereunder, as amended from time to time (the “FPA”), other than (i) as a power marketer or an owner of generator leads, which has market-based rate authority under Section 205 of the FPA or (ii) as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of 1978 and the rules and regulations promulgated thereunder, as amended from time to time (“PURPA”), as contemplated by 18 C.F.R. Section 292.601(c). Each of the Company and any of the Company’s subsidiaries that is subject to regulation as a “public utility” as such term is defined in the FPA has validly issued orders from the Federal Energy Regulatory Commission (“FERC”), not subject to any pending challenge, investigation or proceeding (other than the FERC’s generic proceeding initiated in Docket No. EL01-118-000) (x) authorizing such person to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA, except in each case where the failure to have such orders could not reasonably be expected to have a Material Adverse Effect.
          (ff) None of the Company or any of the Company’s subsidiaries (other than subsidiaries regulated as steam utilities or chilled water providers) is subject to any state laws or regulations respecting rates or the financial or organizational regulation of utilities, other than, with respect to those entities that are QF’s, such state regulations contemplated by 18 C.F.R. Section 292.602(c) and “lightened regulation” as defined by the New York State Public Service Commission.
          (gg) The Company is subject to Section 13 or 15(d) of the Exchange Act.
          (hh) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.
          (ii) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
          (jj) Internal controls are reviewed and revised by the Company’s management on a consistent basis in the ordinary course.
     2. Purchase of the Shares by the Purchaser, Agreements to Sell and Purchase. The Company agrees, on the basis of the representations, warranties and agreements of the Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Purchaser and, upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, the Purchaser agrees, to purchase from the Company, at a purchase price of $1,000 per share, 250,000 Shares. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.
          The Purchaser hereby represents and warrants to, and agrees with, the Company that it is purchasing the Shares pursuant to a private sale exempt from registration under the Act.
          The Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections 6(c) and 6(d) hereof, counsel to the Company and counsel to the Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Purchaser hereby consents to such reliance.
          The Purchaser agrees that if the Company becomes a wholly owned subsidiary of a newly formed holding company that, at that time, does not have other operations or assets, if any action by the Purchaser is required to effect an exchange or conversion of the Purchaser’s Shares into substantially identical shares of perpetual convertible preferred stock issued by such holding company, then Purchaser will work with the Company in good faith to effect such exchange or conversion, provided that nothing herein shall be deemed to give the Purchaser any voting or objection rights that it would not otherwise have under law.
     3. Delivery of the Shares and Payment Therefor. Delivery to the Purchaser of and payment for the Shares shall be made at the office of Latham & Watkins LLP, at 9:00 A.M., New York City time, on August 11, 2005 (the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement between the Purchaser and the Company.
          The Shares will be delivered to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer in immediately available funds. The Shares will be evidenced by one or more certificates in definitive form. The Shares to be delivered to the Purchaser shall be made available to the Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.
     4. Agreements of the Company. The Company agrees with the Purchaser as follows:
          (a) If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), so long as any of the Shares are outstanding, the Company will furnish to the Purchaser as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of this Agreement), will make available to the Purchaser consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
          (b) If not otherwise available on EDGAR, the Company will furnish to the Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Purchaser may reasonably request.

          (c) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder to (i) redeem a portion of the Company’s outstanding Secured Notes and (ii) for general corporate purposes.
          (d) Except as stated in this Agreement, neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.
          (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act), to, resell any of the Shares that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          (f) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
          (g) The Company will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Purchaser’s obligations hereunder to purchase the Shares.
          (h) Between the date hereof and the Closing Date, the Company shall not do or authorize any act or thing that would result in an adjustment of the conversion price of the Shares if the Shares had been issued on the date hereof.
          (i) Unless and until such time as the Company shall have obtained approval of the New York Stock Exchange for the listing of such number of its authorized but unissued shares of Common Stock as shall be sufficient if necessary to permit the conversion of all outstanding shares of the Preferred Stock into the Maximum Number of Shares (as defined in the Certificate of Designations), all conversions of shares of the Preferred Stock shall be satisfied using shares of Common Stock of the Company held in treasury and, unless and until such approval has been obtained from the New York Stock Exchange, the Company shall reserve at all times a sufficient number of shares of Common Stock in treasury for such conversions. The Company shall have no further obligations under this provision if such approval is obtained from the New York Stock Exchange.
          (j) The Company will not incur any debt or otherwise enter into any agreement (including an amendment to an agreement) that would restrict the ability of the Company to make any payments or otherwise provide any consideration with respect to the Shares when and as due under the Certificate of Designations (it being understood that the Company may comply with (i) the indenture governing the Secured Notes, as in effect on the date hereof, and (ii) the Credit Agreement, as it may be amended, restated, modified, refinanced, replaced or otherwise supplemented from time to time, provided that the terms thereof are no more restrictive with respect to this Section 4(j) than the Credit Agreement as in effect on the date hereof with respect ).
     5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Certificate of Designations and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith; (ii) the issuance and delivery by the Company of the Shares and any taxes payable in connection therewith; (iii) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof); and (iv) the performance by the Company of its other obligations under this Agreement. Notwithstanding the foregoing, the aggregate amount of all reasonable fees and disbursements of Latham & Watkins LLP in connection with the transactions contemplated under this Agreement shall be paid by the Purchaser.
     6. Conditions to Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Exchange Act Reports contain an untrue statement of a fact that, in the opinion of the Purchaser or Latham & Watkins LLP, is material, or omit to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Certificate of Designations, the Credit Agreement Amendment, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) Kirkland & Ellis LLP and General Counsel for the Company shall have furnished to the Purchaser their written opinions, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and substantially in the form of Exhibit A hereto.
          (d) The Purchaser shall have received from Latham & Watkins LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
          (e) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Exchange Act Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there shall not have been any change in the stockholders’ equity or long-term debt of the Company or any of its subsidiaries or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.
          (f) The Company shall have furnished or caused to be furnished to the Purchaser on the Closing Date certificates of officers of the Company satisfactory to the Purchaser as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as the Purchaser may reasonably request.

          (g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.
          (h) The Company shall have filed the Certificate of Designations with the Delaware Secretary of State, in the form and substance previously agreed, and executed and delivered the Credit Agreement Amendment, and such other documents as the Purchaser may reasonably require, and the Purchaser shall have received original copies thereof, duly executed by the Company.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.
     7. Indemnification.
          (a) The Company will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the breach of any representation, warranty or covenant contained in this Agreement, and in each case, will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
          (b) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section 7 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
     8. Termination. The obligations of the Purchaser hereunder may be terminated by the Purchaser by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 6(e) shall have occurred or if the Purchaser shall decline to purchase the Shares for any reason permitted under this Agreement.
     9. Reimbursement of Purchaser’s Expenses. If the Company fails to tender the Shares for delivery to the Purchaser by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company shall reimburse the Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Purchaser in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Purchaser.

     10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Credit Suisse First Boston Capital LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Kirk A. Davenport, Esq. (Fax: (212) 751-4864);
          (b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540, Attention: General Counsel (Fax: (609) 524-4589), with a copy to Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Gerald T. Nowak, Esq. (Fax: (312) 861-2200);
          Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors of the Purchaser, officers of the Purchaser and any person or persons controlling the Purchaser within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     12. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     13. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

This Agreement is agreed to as of the date first written above.

PURCHASER:

Credit Suisse First Boston Capital LLC

By	/s/ JOHN RYAN

Name: John Ryan
Title: Assistant Vice President Operations

COMPANY:

NRG Energy, Inc.

By	/s/ ROBERT C. FLEXON

Name: Robert C. Flexon
Title: Chief Financial Officer

Exhibit A
Opinions with respect to Corporate Matters
[Kirkland & Ellis LLP and General Counsel opinions attached]